UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2015, Ignyta, Inc. (NASDAQ: RXDX) (“Ignyta”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent, pursuant to which Ignyta may offer and sell, from time to time, through Cantor shares of Ignyta common stock, par value $0.0001 per share, having an aggregate offering price of up to $30.0 million.

Ignyta is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The NASDAQ Stock Market to sell shares from time to time based upon Ignyta’s instructions, including any price, time or size limits specified by Ignyta. Under the Sales Agreement, Cantor may sell shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. Cantor’s obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the registration statement on Form S-3 filed by Ignyta with the U.S. Securities and Exchange Commission on March 2, 2015 and other customary closing conditions for transactions of this nature. Ignyta will pay Cantor a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide Cantor with customary indemnification and contribution rights. Ignyta has also agreed to reimburse Cantor for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Sales Agreement.

The Sales Agreement may be terminated by Cantor or Ignyta at any time upon notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change in Ignyta’s business or financial condition.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which Ignyta filed with its registration statement on Form S-3 on March 2, 2015.

Shares sold under the Sales Agreement will be issued pursuant to Ignyta’s registration statement on Form S-3 and the sales agreement prospectus that forms a part of such registration statement, following such time as the registration statement is declared effective by the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Controlled Equity OfferingSM Sales Agreement, dated as of March 2, 2015, by and between Ignyta, Inc. and Cantor Fitzgerald & Co. (filed as Exhibit 1.2 to the registration statement on Form S-3 filed on March 2, 2015 and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2015	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Controlled Equity OfferingSM Sales Agreement, dated as of March 2, 2015, by and between Ignyta, Inc. and Cantor Fitzgerald & Co. (filed as Exhibit 1.2 to the registration statement on Form S-3 filed on March 2, 2015 and incorporated by reference herein).